UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

December 31, 2008
Date of Report
(Date of earliest event reported)

SOCKET MOBILE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13810 (Commission File Number)	94-3155066 (IRS Employer Identification No.)

39700 Eureka Drive
Newark, CA 94560
(Address of principal executive offices, including zip code)

(510) 933-3000
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements

On December 31, 2008, Socket Mobile, Inc. (the "Company") entered into new domestic and international working capital credit facility agreements (the "Loan Agreements") with Silicon Valley Bank (the "Lender"), replacing the prior credit facility agreements with the Lender. Pursuant to the Loan Agreements, the Company may borrow up to $2.5 million, of which up to $1.0 million is based on qualified receivables from domestic (U.S. based) customers and up to $1.5 million is based on qualified receivables from international customers.

Advances against the domestic line are calculated at 80% of receivables except for receivables from distributors which are calculated at 60%. Advances against the international line are calculated at 80% against hedged receivables and 70% against non-hedged receivables, except for receivables from distributors which are calculated at 60%.

Borrowings under the lines bear an annual interest rate equal to the greater of (i) the Lender's prime rate plus 2%, or (ii) 6%. There is also a collateral handling fee of 0.7% per month. The applicable interest and fees are calculated based on the full amount of the account receivable provided as collateral for the actual amounts borrowed. The lines expire on February 15, 2009 and the Company expects to renew the lines at that time.

The Loan Agreements, as in the prior agreements, contain customary representations, warranties and covenants, including covenants limiting the Company's ability to incur additional liens or indebtedness, make distributions to its stockholders and make investments. In addition, the Company must maintain a minimum liquidity (cash plus availability under the lines) of at least $250,000.

As in the prior agreements, the Loan Agreements contain customary events of default that entitle the Lender to accelerate the Company's obligations and require repayment of the Company's outstanding indebtedness thereunder. These events of default include, among others, the Company's breach of its payment obligations or covenants, a material impairment of the Company's financial condition or ability to repay any indebtedness to the Lender and the commencement of dissolution or insolvency proceedings.

To secure the Company's borrowings under the Loan Agreements, the Company continues to provide the Lender a first priority security interest in all assets of the Company, including its intellectual property.

The foregoing description of the Loan Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreements, copies of which are attached hereto as Exhibit 10.11 and Exhibit 10.12 and are incorporated herein by reference.

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that involve risks and uncertainties, specifically statements relating to the renewal of credit lines. We assume no obligation to update such forward-looking statements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.11	Second Amended and Restated Loan and Security Agreement dated December 31, 2008 by and between Socket Mobile, Inc. and Silicon Valley Bank.
10.12	Second Amended and Restated Export-Import Bank Loan and Security Agreement dated December 31, 2008 by and between Socket Mobile, Inc. and Silicon Valley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET MOBILE, INC.

Date: January 7, 2009	By: /s/	David W. Dunlap

David W. Dunlap Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.11	Second Amended and Restated Loan and Security Agreement dated December 31, 2008 by and between Socket Mobile, Inc. and Silicon Valley Bank.
10.12	Second Amended and Restated Export-Import Bank Loan and Security Agreement dated December 31, 2008 by and between Socket Mobile, Inc. and Silicon Valley Bank.